Exhibit 21.1

SUBSIDIARIES OF OWL ROCK CORE INCOME CORP.

Name	Jurisdiction

ORCIC AH LLC

ORCIC BC 2 LLC

ORCIC BC 3 LLC

ORCIC BC 4 LLC

ORCIC BC 5 LLC

ORCIC BC 6 LLC

OR Lending IC LLC

ORCIC PCF LLC

Core Income Funding I LLC

Core Income Funding II LLC

Core Income Funding III LLC

Core Income Funding IV LLC

DELAWARE DELAWARE DELAWARE DELAWARE DELAWARE DELAWARE DELAWARE DELAWARE DELAWARE DELAWARE DELAWARE DELAWARE